UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  January 14, 2011 (January 13, 2011)

CHINA SHEN ZHOU MINING & RESOURCES, INC .
(Exact name of registrant as specified in its charter)

Nevada	001-33929	87-0430816
(State of Incorporation)	(Commission File No.)	(IRS Employer ID Number)

No. 166 Fushi Road Zeyang Tower, Shijingshan District, Beijing, China 100043
(Address of principal executive offices)

86-010-8890-6927
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On January 13, 2011, China Shen Zhou Mining & Resources, Inc. (the “Company”), through its subsidiary Xingzhen Mining Ltd. (“Xingzhen”), entered into an equity transfer agreement (the “Agreement”) to acquire 55% of the equity interests (the “Equity”) of Xinyi Fluorite Company Ltd. (“Xinyi”), a company based in Jingde County, Anhui Province, China. Xinyi’s primary business and assets relate to the mining of fluorite.

Pursuant to the Agreement, the Company will acquire the Equity from the three original shareholders (Jia Xiangfu, a Chinese citizen, Yu Wuqiang, a Chinese citizen, and Chen Qiaolin, a Chinese citizen) of Xinyi for total consideration in the amount of RMB 65 million (approximately US$ 9.85 million) (the “Purchase Price”). The Purchase Price will comprise RMB 50 million (approximately US$ 7.58 million) of the Company’s common stock and RMB 15 million (approximately US$ 2.27 million) in cash. Also, two additional investors (Min Yong, a Chinese citizen, and Wang Changman, a Chinese citizen, hereinafter collectively referred to as the “Other Investors”) will acquire 15% of the equity interests of Xinyi under the terms of the Agreement.

Pursuant to the Agreement, Xingzhen and the Other Investors also agreed to pay an additional RMB 28 million (approximately US$ 4.24 million) to Xinyi, an amount which includes RMB 20 million (US$ 3.03 million) for the renovation of Xinyi’s mining facilities.

A copy of the Agreement (translated from its original Chinese) is attached hereto as Exhibit 10.1 and incorporated by reference herein.

Item 2.01  Completion of Acquisition or Disposition of Assets.

On January 13, 2011, the Company completed the acquisition of the Equity in Xinyi pursuant to the Agreement described in Item 1.01 of this Current Report on Form 8-K and as such the information set forth in Item 1.01 of this Current Report is incorporated by reference into this Item 2.01.

Item 8.01  Other Events.

On January 13, 2011, the Company issued a press release announcing the transaction described in Item 1.01 of this current report. The Company’s press release is filed as Exhibit 99.1 to this Current Report and is incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired

The financial statements required by Item 9.01(a) are not being filed herewith. The information required by Item 9.01(a) will be filed with the Securities and Exchange Commission (the “SEC”) by amendment to this Current Report on Form 8-K no later than 71 days after the date on which this Current Report on Form 8-K is required to be filed.

(b) Pro Forma Financial Information

The pro forma financial statements required by Item 9.01(b) are not being furnished herewith. The information required by Item 9.01(b) will be furnished with the SEC by amendment to this Current Report on Form 8-K no later than 71 days after the date on which this Current Report on Form 8-K is required to be filed.

(d) Exhibits

10.1	Equity Transfer Agreement, dated January 13, 2011 (translation from original Chinese)
99.1	Press Release, dated January 13, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

China Shen Zhou Mining & Resources, Inc.

Date: January 14, 2011	By:	/s/ Xiaojing Yu
Xiaojing Yu,
Chief Executive Officer